UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 27, 2005

THE AES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-12291	54-1163725
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4300 Wilson Boulevard, Suite 1100, Arlington, Virginia		22203
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: (703) 522-1315

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                                           Results of Operations and Financial Condition.

On July 27, 2005, The AES Corporation (‘the Company”) announced via press release that it is reviewing certain accounting practices and previously reported financial statements as a result of possible errors discovered by management of the Company. The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 4.02              Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On July 27, 2005, the Company announced via press release that it is reviewing certain accounting practices and previously reported financial statements as a result of possible errors discovered by management of the Company.

As a result of the continuing evaluation of the Company’s deferred income tax accounting and reconciliation controls process disclosed in the Company’s 2004 Form 10-K, the Company announced that it would restate its 2002, 2003, 2004 and first quarter 2005 financial statements.  The adjustments requiring restatement primarily relate to the accounting treatment for deferred taxes associated with certain acquisitions completed prior to 2001. There are currently no impacts of the expected restatement on the revenues, operating expenses (other than as mentioned below) or net cash from operating activities of the company or its subsidiaries for these periods.

As part of the Company’s remediation plan associated with the material weakness in internal control over financial reporting related to deferred taxes, the Company retained an independent registered public accounting firm to assist the Company with its review of its controls and processes.  This review will be completed as expeditiously as possible.  As previously noted, adjustments identified primarily relate to the accounting for deferred taxes upon original acquisition of certain foreign subsidiaries prior to 2001.   These adjustments primarily impact deferred tax balances, fixed assets and the other comprehensive income portion of stockholder’s equity as well as income tax expense, depreciation expense and foreign currency gains and losses on the remeasurement of deferred taxes.

In addition, accounting calculation errors were identified related to our subsidiary in Cameroon resulting in adjustments that primarily will impact the balance sheet fixed asset and currency translation accounts.

Based on management’s review, it believes that all errors were inadvertent and unintentional.  The Company has not completed its analysis and has not yet determined the final amount and nature of the adjustments.

The previously issued financial statements and report of the Company’s independent registered public accounting firm, Deloitte & Touche L.L.P., should no longer be relied upon.  The Company will file an amended 2004 Form 10-K and an amended first quarter 2005 Form 10-Q reflecting the restated amounts as soon as practicable.  The decision to restate prior financial statements was made on July 26, 2005 by the Audit Committee of AES’s Board of Directors, upon the recommendation of management and has been discussed with Deloitte & Touche L.L.P.

The Company expects to reschedule the release of its second quarter 2005 financial results and conference call that was previously scheduled to be held on August 9, and will announce a new date at a future time.

The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits

(c)                                                          Exhibits

Exhibit No.	Description

99.1	Press Release issued by The AES Corporation, dated July 27, 2005, regarding certain accounting practices and previously reported financial statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE AES CORPORATION
(Registrant)

	By:	/s/ Vincent W. Mathis
Name: Vincent W. Mathis
Title: Deputy General Counsel

Date: July 27, 2005